UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 April 14, 2000
                        (Date of earliest event reported)

                               UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)



DELAWARE                             0-10372                  23-2154902
(State or other jurisdiction        (Commission File No.)    (IRS Employer
of incorporation or organization)                            Identification No.)


             118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 363-8237
                           (Issuer's telephone number)

ITEM 5.  OTHER EVENTS

Due to its deteriorating financial condition, the Company has been unable to pay its independent auditors and special securities counsel. As a result, it will not be able to file its Form 10-KSB for the year ended December 31, 2000 within the extension period permitted by the filing of Form 12b-25, which was filed on March 31, 2000.

In a press release dated April 12, 2000, the Company announced that it has begun the process of structuring a reorganization of its business in consultation with financial and legal professionals. The Corporation is reviewing various options in cooperation with its key lenders and suppliers.

No corporate decision has been made with regard to reorganization under bankruptcy law.
Any reorganization will involve careful consideration of all relevant factors including the best interests of the company's creditors, employees and stockholders. The Company expects to resume normal business operations as part of its reorganization efforts. Further information will be made available after the corporation has structured its reorganization strategy, and shortly thereafter the Company expects to be able to file its Form 10-KSB for the year ended December 31, 1999.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 UNIDYNE Corporation


April 14, 2000                                   /s/ Wayne R. Lorgus
                                                 ---------------------------
                                                 Wayne R. Lorgus, President
                                                 and
                                                 Chief Financial Officer